Exhibit 14

CODE OF BUSINESS CONDUCT AND ETHICS

1. Policy Statement

Good  corporate  governance  requires  that   Mobetize  Corp.  (the  “Company”)  provide  a  code  of

conduct  for  its  officers,  employees  and  directors  within  the  meaning  of    Section  406  of  the

Sarbanes-Oxley Act of 2002 and  Item 406(b) of Regulation S-K of the Securities Exchange Act of

1934, as amended. This Code of Business Conduct and Ethics (the “Code”) reflects the Company’s commitment to conduct business in an honest and ethical manner.

Individuals, who work for or serve the Company, are an extension of the Company. Our commitment to honesty and ethical conduct only can be achieved if you, individually, accept your responsibility to promote integrity and demonstrate the highest level of ethical conduct in all of your activities.

Activities  that  may  compromise  the  Company's  reputation  or  integrity  must  be  avoided.  While  the

Company  realizes  that  not  every situation  is  black or  white,  the  key  to  compliance  with  this  Code  is exercising  good  judgment.  This  means  following  both  the  letter  and  the  spirit  of  this  Code  and  all applicable  laws,  doing  the  "right"  thing,  and  acting  ethically  at  all  times,  even  when  the  law  or  this

Code may not address specifically the issue at hand.

We rely in part on our managers to set an example for other employees and to supervise the actions

of   others.   Every   manager   and   supervisor   is   expected   to   take   any   action   necessary   to   ensure

compliance   with   this   Code,   to   provide   guidance   and   assist   employees   in   resolving   questions

concerning  the  Code  and  to  permit  employees  to  express  any  concerns  regarding  compliance  with this Code. No one has the authority to order another employee to act contrary to this Code.

2. Conflicts of Interest and Corporate Opportunities

You must avoid any situation in which your personal interests conflict or even appear to conflict with the Company's interests. You owe a duty to the Company to advance its legitimate interests when  the  opportunity  to  do  so  arises  in  the  course  of  your  employment  or  service.  You  should never compromise any of the Company's legitimate interests.

You must perform your duties to the Company in an honest and ethical manner. You must handle all actual  or  apparent  conflicts  of  interest  between  your  personal  and  professional  relationships  in  an ethical manner.

You  should  avoid  situations  in  which  your  immediate  family,  financial  or  other  personal  interests conflict, or even appear  to conflict, with those of the Company. You may not engage in activities that compete  with  the  Company  or  place  the  Company's  interests  at  risk.  You  should  not  take,  for  your own  benefit,  opportunities  discovered  in  the  course  of  employment  that  may  otherwise  benefit  the

Company. The following are examples of actual or potential conflicts:

Exhibit 14

•

you,  or  a  member  of  your  immediate  family,  receive  improper  personal  benefits  (including but not limited to the receipt of gifts) as a result of your position in the Company;

•

you use the Company's property for your personal benefit;

•

you  engage  in  activities  that  interfere  with  your  loyalty  to  the  Company  or  your  ability  to perform Company duties or responsibilities effectively;

•

you   work   simultaneously   (whether   as   an   employee   or   a   consultant)   for   a   competitor,

customer or supplier;

•

you, or a member of your immediate family, have a financial interest in a customer, supplier,

or   competitor   which   is   significant   enough   to   cause   divided   loyalty   with   the   Company   or   the

appearance of  divided loyalty  (the significance of a financial interest depends on many factors, such as size  of  investment in relation to  your income, net worth and/or financial needs, your potential  to influence  decisions  that  could  impact  your  interests,  and  the  nature  of  the  business  or  level  of competition between the Company and the supplier, customer or competitor);

•

you,  or  a  member  of  your  immediate  family,  acquire  an  interest  in  property  (such  as  real estate,  patent  or  other  intellectual  property  rights  or  securities)  in  which  you  have  reason  to  know the Company has, or might have, a legitimate interest;

•

you,  or  a  member  of  your  immediate  family,  receive  a  loan  or  a  guarantee  of  a  loan  from  a customer, supplier or competitor (other than a loan from a financial institution made in the ordinary course of business and on an arm's-length basis);

•

you make gifts or payments, or provide special favors, to customers, suppliers or competitors

(or their immediate family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase, or take or forego other action, which is beneficial to the Company and which the customer, supplier or competitor would not otherwise have taken; or

•

you are given the right to buy stock in other companies or you receive cash or other payments in return for promoting the services of an advisor, such as an investment banker, to the Company.

The existence of a conflict is not always readily apparent. If you become aware of a conflict described above or any other conflict, potential conflict, or have a question as to a potential conflict, you should consult  with  higher  levels  of  management  or  the  Company's  Audit  Committee  and/or  follow  the procedures  described  in  Sections  9  and  10  of  this  Code.  If  you  become  involved  in  a  situation  that gives rise to an actual conflict, you must inform higher levels of management or the Company's Audit

Committee of the conflict. Our Audit Committee is identified in Section 10 of this Code.

Exhibit 14

3. Confidentiality

All  confidential  information  concerning  the  Company  is  the  property  of the  Company  and  must be protected.

Confidential  information includes all  non-public information that might  be  of  use to competitors, or harmful to the Company or its customers, if disclosed. You must maintain the confidentiality of such

information   entrusted   to   you   by   the   Company,   its   customers   and   its   suppliers,   except   when

disclosure is authorized by the Company or required by law.

Examples  of  confidential  information  include,  but  are  not  limited  to:  the  Company's  trade  secrets;

business   trends   and   projections;   information   about   financial   performance;   new   product   or

marketing   plans;   research   and   development   ideas   or   information;   manufacturing   processes;

information about potential acquisitions, divestitures and investments; stock splits, public or private securities  offerings  or  changes  in  dividend  policies  or  amounts;  significant  personnel  changes;  and the  acquisition,  loss  or  changes  of  or  to  existing  or  potential  major  contracts,  orders,  suppliers,

customers or finance sources.

Your  obligation  with  respect  to  confidential  information  extends  beyond  your  activities  in  the workplace.  In  that  respect,  it  applies  to  communications  with  your  immediate  family  members  and

continues   to   apply   even   after   your   employment   or   director   relationship   with   the   Company

terminates.

4. Insider Trading

You should never trade securities on the basis of confidential information acquired through your employment or fiduciary relationship with the Company.

Under  both  federal  law  and  Company  policy,  you  are  not  permitted  to  purchase  or  sell  Company stock, directly or indirectly, on the basis of material non-public information concerning the Company.

Any  person  possessing  material  non-public  information  about  the  Company  must  not  engage  in transactions involving Company securities until this information has been released to the public.

Generally,  material  information  is  information  that  would  be  expected  to  affect  the  investment decisions  of  a  reasonable  investor  or  the  market  price  of  the  stock.  You  are  not  allowed  to  trade  in the  stock  of  other  publicly  held  companies,  such  as  existing  or  potential  customers  or  suppliers,  on the basis of material confidential information obtained in the course of  your employment or service as  a  director.  It  also  is  illegal  to  recommend  a  stock  to  (i.e.,  "tip")  someone  else  on  the  basis  of  such information.  If  you have a  question concerning  appropriateness  or  legality  of  a particular securities transaction,  consult  with  corporate  counsel.  Directors,  officers  and  certain  other  employees  of  the

Company  are subject  to additional  responsibilities under the Company's insider trading compliance policy, a copy of which has been provided to each such director, officer and employee.

Exhibit 14

5. Fair Dealing

Our goal is to conduct our business with integrity.

You should make every effort to deal honestly with the Company's customers, suppliers, competitors,

and  employees.  Under  federal  and  state  laws,  the  Company  is  prohibited  from  engaging  in  unfair methods  of  competition,  and  unfair  or  deceptive  acts  and  practices.  You  should  not  take  unfair

advantage    of    anyone    through   manipulation,   concealment,   abuse    of   privileged   information,

misrepresentation of material facts, or any other unfair dealing.

Examples of prohibited conduct include, but are not limited to:

•

bribery or payoffs to induce business or breaches of contracts by others;

•

acquiring a competitor's trade secrets through bribery or theft; or

•

making  false,  deceptive  or  disparaging  claims  or  comparisons  about  competitors  or  their products or services.

6. Protection and Proper Use of Company Assets

You should endeavor to protect the Company's assets and ensure their proper use.

Company assets, both tangible and intangible, are to be used solely for legitimate business purposes

of   the   Company   and   only   by   authorized   employees   or   consultants.   Intangible   assets   include

intellectual property such as trade secrets, patents, trademarks and copyrights, business, marketing and service plans, engineering and manufacturing ideas, designs, databases, Company records, salary information,  and  any  unpublished  financial  data  and  reports.  Unauthorized  alteration,  destruction,

use,  disclosure  or  distribution  of  Company  assets  violates  Company  policy  and  this  Code.  Theft  or waste  of,  or  carelessness  in  using,  these  assets  have  a  direct  adverse  impact  on  the  Company's operations and profitability and will not be tolerated.

The  Company  provides  computers,  voice  mail,  electronic  mail  (e-mail),  internet  access,  and  other

Company  resources  to  certain  employees  for  the  purpose  of  achieving  the  Company's  business objectives. As a result, the Company has the right to access, reprint, publish, or retain any information created,  sent  or  contained  in  any  of  the  Company's  computers  or  e-mail  systems  of  any  Company machine.  You  may  not  use  any  Company  resource  for  any  illegal  purpose,  or  in  any  manner  that  is contrary to the Company's policies or the standards embodied in this Code.

You   should   not   make   copies   of,   or   resell   or   transfer   (externally   or   internally),   copyrighted

publications, including software, manuals, articles, books, and databases being used in the Company,

that were created by another entity and licensed to the Company, unless you are authorized to do so under  the  applicable  license  agreement.  In  no  event  should  you  load  or  use,  on  any  Company

computer,   any   software,   third   party   content   or   database   without   receiving   the   prior   written

permission  to  do  so.  You  must  refrain  from  transferring  any  data  or  information  to  any  Company computer  other  than  for  Company  use.  You  may  use  a  handheld  computing  device  or  mobile  phone in connection with your work for the Company, but must not use such device or phone to access, load or  transfer  content,  software  or  data  in  violation  of  any  applicable  law  or  regulation  or  without  the permission  of  the owner of  such content, software or  data. If  you should have  any  questions, please consult with the Company's Chief Financial Officer.

Exhibit 14

7. Compliance with Laws and Regulations

The  Company  seeks  to  comply  with  both  the  letter  and  spirit  of  the  laws  and  regulations  in  all countries in which it operates.

The Company is committed to total compliance with the laws and regulations of the cities, states and countries  in  which  it  operates.  You  must  comply  with  all  applicable  laws,  rules  and  regulations  in performing your duties for the Company. Various federal, state and local laws and regulations define and establish obligations with which the Company, its officers, employees, directors and agents must comply. Under certain circumstances, local country law may establish requirements that differ from this  Code.  You  are  expected  to  comply  with  all  local  country  laws  in  conducting  the  Company's business. If you violate these laws or regulations in performing your duties for the Company, you not only  risk  individual  indictment,  prosecution  and  penalties,  and  civil  actions  and  penalties,  you  also subject the Company to the same risks and penalties. Any  violation of these laws may subject you to immediate disciplinary action, up to and including termination of your employment or affiliation with the Company.

8. Ethics Obligations for Employees with Financial Reporting Responsibilities

Senior   management   bears   a  special   responsibility  for   promoting   integrity  throughout   the

Company.

The   Company's   Chief   Executive   Officer,   Chief   Financial   Officer,   principal   accounting   officer   or

controller  and  persons  performing  similar  functions,  persons  who  meet  the  requirements  of  Item

406  of  Regulation  S-K,  and  such  other  Company  officers  as  are  designated  from  time  to  time  by  the

Audit  Committee,  shall  be  deemed  the  Senior  Officers  of  the  Company.  Senior  Officers  have  a responsibility  to  foster  a  culture  throughout  the  Company  as  a  whole  that  mandates  the  fair  and timely  reporting  of  the  Company's  results  of  operations  and  financial  condition  and  other  financial

information.   Due   to   this   special   role,   Senior   Officers   are   also   bound   by   the   following   senior

management  code  of  ethics,  and  by  accepting  the  Code  of Business  Conduct and  Ethics,  each  agrees that he or she will:

•

perform his or her duties in an honest and ethical manner;

•

address   all   actual   or   apparent   conflicts   of   interest   between   his   or   her   personal   and

professional relationships in an ethical manner;

•

undertake   all   necessary   actions   to   ensure   complete,   accurate,   thorough,   timely,   and

understandable  disclosure  in  reports  and  documents  that  the  Company  files  with,  or  submits  to,

government agencies and in other public communications; and

•

proactively encourage and provide an example of ethical behavior in the work environment.

Exhibit 14

9. Reporting Violations of Company Policies and Receipt of Complaints Regarding Financial Reporting

or Accounting Issues

You should report any violation or suspected violation of this Code to the appropriate Company personnel or via the Company's anonymous and confidential reporting procedures.

The  Company's efforts  to ensure observance of, and  adherence  to, the goals and  policies outlined in this  Code  require  that  you  promptly  bring  to  the  attention  of  the  Audit  Committee,  any  material transaction,  relationship, act,  failure  to  act,  occurrence  or  practice  that  you  believe,  in  good  faith,  is inconsistent  with,  in  violation  of,  or  reasonably  could  be  expected  to  give  rise  to  a  violation  of,  this

Code. You should report any suspected violations of the Company's financial reporting obligations or any  complaints or concerns  about  questionable accounting or auditing practices in accordance with the procedures set forth below.

Here are some approaches to handling your reporting obligations:

•

in  the  event  you  believe  a  violation  of  the  Code,  or  a  violation  of  applicable  laws  and/or governmental  regulations  has  occurred,  or  you  have  observed  or  become  aware  of  conduct  which appears to be contrary to the Code, immediately report the situation to your supervisor, or the Audit

Committee. Supervisors or managers who receive any report of a suspected violation must report the matter to the Audit Committee.

•

if  you  have  or  receive  notice  of  a  complaint  or  concern  regarding  the  Company's  financial disclosure,  accounting  practices,  internal  accounting  controls,  auditing,  or  questionable  accounting or auditing matters, you must immediately advise your supervisor, or the Audit Committee.

Should  you  wish  to  report  any  such  matters  anonymously  or  confidentially,  then  you  may  do  so  as follows:

•       Mail a description of the suspected violation or other complaint or concern to:

Audit Committee

Mobetize Corp.

8105 Birch Bay Square Street, Suite 205

Blaine, Washington 98230

Other Guiding Principles

A.

Use common sense and good judgment. Act in good faith. You should become familiar with and understand  the  requirements  of  this  Code.  If  you  become  aware  of  a  suspected  violation,  do  not  try to investigate it or resolve it on your own. Instead, promptly disclose the violation to the appropriate parties  in  order  to  assure  a  thorough  and  timely  investigation  and  resolution.  The  circumstances should  be  reviewed  by  appropriate  personnel  as  quickly  as  possible,  since  a  delay  may  affect  the results  of  an  investigation.  A  violation  of  the  Code,  or  of  applicable  laws  and/or  governmental regulations,  is  a  serious  matter  and  could  have  legal  implications.  Allegations  of  such  behavior  are not  taken  lightly,  and  should  not  be  made  to  embarrass  someone,  or  put  him  or  her  in  a  false  light.

Reports of suspected violations always should be made in good faith.

Exhibit 14

B.

Internal   investigation.   When   an   alleged   violation   of   this   Code,   applicable   laws   and/or

governmental regulations is reported, the Company will  take appropriate action in accordance with the  compliance  procedures  outlined  in  Section  10  of  the  Code.  You  are  expected  to  cooperate  in internal  investigations  of  alleged  misconduct  or  violations  of  the  Code  or  of  applicable  laws  or regulations.

C.

No  fear  of  retaliation.  It  is  the  Company's  policy  that  there  will  be  no  intentional  retaliation against  any  person  who  provides  truthful  information  to  a  company  or  law  enforcement  official concerning a possible violation of any law, regulation or Company policy, including this Code. Persons who  retaliate  may  be  subject  to  civil,  criminal  and  administrative  penalties,  as  well  as  disciplinary action,  up  to  and  including  termination  of  employment.  In  cases  in  which  you  report  a  suspected violation in good faith and are not engaged in the questionable conduct, the Company will attempt to keep  its  discussions  with  you  confidential  to  the  extent  reasonably  possible.  In  the  course  of  its investigation,  the  Company  may  find  it  necessary  to  share  information  with  others  on  a  "need  to know" basis. No retaliation will be taken against you by the Company for reporting alleged violations while acting in good faith. Similarly, if you believe you are being retaliated against, as a result of your having reported a suspected violation in good faith, you should immediately report that information to your supervisor or the Audit Committee.

10. Compliance Procedures

The  Company  has  established  this  Code  as  part  of  its  overall  policies  and  procedures.  To  the extent that other Company policies and procedures conflict with this Code, you should follow this

Code. The Code applies to all Company directors and Company employees, including all officers,

in all locations.

The  Code  is  based  on  the  Company's  core  values,  good  business  practices  and  applicable  law.  The existence of a Code, however, does not assure that officers, employees and directors will comply with it  or act in  a legal and ethical manner. To achieve optimal  legal  and  ethical  behavior, the  individuals subject  to  this  Code  must  know  and  understand  the  Code  as  it  applies  to  them  and  as  it  applies  to others. You must promote the Code and assist others in knowing and understanding it.

•

Compliance.  You  are  expected  to  become  familiar  with  and  understand  the  requirements  of this Code. Most importantly, you must comply with it.

•

CEO Responsibility. The Company's Chief Executive Officer shall  be responsible for ensuring that  this  Code  is  established  and  effectively  communicated  to  all  officers,  employees  and  directors.

Although the day-to-day compliance issues will be the responsibility of the Company's managers, the

Chief Executive Officer has ultimate accountability with respect to the overall implementation of and successful compliance with the Code.

•

Corporate  Compliance  Management.  The  Chief  Executive  Officer  and  the  Audit  Committee

shall  be  responsible  for  assuring  that  the  Code  becomes  an  integral  part  of  the  Company's  culture.

The  current  members  of  the  Audit  Committee  are  Dr.  Malek  Ladki,  and  Donald  Duberstein.  Any

complaints or concerns related to the Company's financial  disclosures, accounting, internal controls and auditing matters, will be promptly directed to the Audit Committee.

•

Internal   Reporting   of   Violations.   The   Company's   efforts   to   assure   observance   of,   and

adherence  to,  the  goals  and  policies  outlined  in  this  Code  mandate  that  all  officers,  employees  and directors of the Company report suspected violations in accordance with Section 9 of this Code.

Exhibit 14

•

Screening   of   Employees.   The   Company   shall   exercise   due   diligence   when   hiring   and

promoting  employees  and,  in  particular,  when  conducting  an  employment  search  for  a  position involving the exercise of substantial discretionary authority, such as a member of the executive team,

a  senior  management  position  or  an  employee  with  financial  management  responsibilities.  The

Company  will  make  reasonable  inquiries  into  the  background of  each individual  who is  a  candidate for  such  a  position.  All  such  inquiries  shall  be  made  in  accordance  with  applicable  law  and  good business practice.

•

Access  to  the  Code.  The  Company  shall  assure  that  employees,  officers  and  directors  may access this Code on the Company's web site. In addition, each current employee will be provided with a  copy  of  the  Code.  New  employees  will  receive  a  copy  of  the  Code  as  part  of  their  new  hire information.

•

Monitoring.  The  officers  of  the  Company  shall  be  responsible  to  review  the  Code  with  all  of the Company's managers. In turn, the Company's managers with supervisory responsibilities should review  the Code with their  direct  reports. Managers are the "go to" persons  for employee questions and  concerns  relating  to  this  Code,  especially  in  the  event  of  a  potential  violation.  Managers  or

supervisors   will   immediately   report   any   violations   or   allegations   of   violations   to   the   Audit

Committee.  Managers  will  work  with  the  Audit  Committee  in  assessing  areas  of  concern,  potential violations,  any  needs  for  enhancement  of  the  Code  or  remedial  actions  to  effect  the  Code's  policies and overall compliance with the Code and other related policies.

•

Auditing.  Resources  selected  by  the  Audit  Committee  will  be  responsible  for  auditing  the

Company's compliance with the Code.

•

Internal  Investigation.  When  an  alleged  violation  of  the  Code  is  reported,  the  Company  will take  prompt  and  appropriate  action  in  accordance  with  the  law  and  regulations  and  otherwise consistent with good business practice. If the suspected violation appears to involve either a possible violation  of  law  or  an  issue  of  significant  corporate interest,  or if  the  report  involves  a  complaint  or concern of any person, whether an employee, a shareholder or other interested person regarding the

Company's  financial  disclosure,  internal  accounting  controls,  questionable  auditing  or  accounting matters  or  practices  or  other  issues  relating  to  the  Company's  accounting  or  auditing,  then  the manager or investigator should immediately notify the Audit Committee and/or  his or her manager or other corporate officer. If a suspected violation involves any director or executive officer, or if the suspected  violation  concerns  any  fraud,  whether  or  not  material,  involving  management  or  other employees  who  have  a  significant  role  in  the  Company's  internal  controls,  the  Audit  Committee  or any  person  who  received  such  report  should  immediately  report  the  alleged  violation  to  the  Board of Directors. The Board of Directors shall assess the situation and determine the appropriate course of  action.  At  a  point  in  the  process  consistent  with  the  need  not  to  compromise  the  investigation,  a person  who  is  suspected  of  a  violation  shall  be  apprised  of  the  alleged  violation,  and  shall  have  an opportunity to provide a response to the investigator.

Exhibit 14

•

Disciplinary   Actions.   Subject   to   the   following   sentence,   the   Board   of   Directors,   after

consultation  with  legal  counsel,  shall  be  responsible  for  implementing  the  appropriate  disciplinary action in accordance with the  Company's  policies and  procedures for any employee who is  found to

have   violated  this   Code.   Any   violation   of   applicable   law   or   any   deviation   from   the  standards

embodied   in   this   Code   will   result   in   disciplinary   action,   up   to   and   including   termination   of

employment. Any employee engaged in the exercise of substantial discretionary authority, including any  officer,  who  is  found  to  have  engaged  in  a  violation  of  law  or  unethical  conduct  in  connection with the performance of his or her duties for the Company, shall be removed from his or her position and  not  assigned  to any  other  position involving  the  exercise  of  substantial  discretionary  authority.

In addition to imposing discipline upon employees involved in non-compliant conduct, the Company also  will  impose  discipline,  as  appropriate,  upon  an  employee's  supervisor,  if  any,  who  directs  or

approves   such   employee's   improper   actions,   or   is   aware   of   those   actions   but   does   not   act

appropriately  to  correct  them,  and  upon  other  individuals  who  fail  to  report  known  non-compliant conduct.

•

Retention of Reports and Complaints. All reports and complaints made to, or received by, the

Audit  Committee  shall  be  logged  into  a  record  maintained  for  this  purpose  by  the  Audit  Committee and this record of such report shall be retained for not less than five (5) years.

•

Required  Government  Reporting.  Whenever  conduct  occurs  that  requires  a  report  to  the government,  the  Audit  Committee,  after  consultation  with  legal  counsel,  shall  be  responsible  for complying with such reporting requirements.

•

Corrective Actions. Subject  to the following sentence, in the event of a  violation of this  Code,

the  manager  and  Audit  Committee  should  assess  the  situation  to  determine  whether  the  violation demonstrates  a  problem  that  requires  remedial  action  as  to  Company  policies  and  procedures.  If  a

violation   has   been   reported   to   the   Audit   Committee,   that   committee   shall   be   involved   in   the

determination of appropriate remedial or corrective actions. Corrective action may include providing

revised   public   disclosure,   retraining   Company   employees,   modifying   Company   policies   and

procedures,   improving   monitoring   of   compliance   under   existing   procedures   and   other   action

necessary  to  detect  similar  non-compliant  conduct  and  prevent  it  from  occurring  in  the  future.  Any corrective action shall be documented, as appropriate.

Exhibit 14

11. Complete, Timely and Understandable Disclosure

It  is  of  crucial  importance  that  all  disclosure  in  reports  and  documents  that  the  Company  files with, or submits to, the Securities & Exchange Commission, and in other public communications made by the Company is full, fair, accurate,  timely  and understandable.  You must take all steps available  to  aid  the  Company  in  these  responsibilities  consistent  with  your  role  within  the

Company.   In   particular,   you   are   required  to   provide   prompt   and   accurate   answers   to   all

inquiries  made  to  you  in  connection  with  the  Company's  preparation  of  its  public  reports  and disclosure.

The  Company's  Chief  Executive  Officer  and  Chief  Financial  Officer  are  responsible  for  designing,

establishing,  implementing,  reviewing  and  evaluating,  on  a  quarterly  basis,  the  effectiveness  of  the

Company's  disclosure  controls  and  procedures  (as  such  term  is  defined  by  applicable  Securities  &

Exchange   Commission   rules).   The   Company's   Chief   Executive   Officer,   Chief   Financial   Officer,

principal  accounting  officer  or  controller  and  persons  performing  similar  functions,  persons  who meet  the  requirements  of  Item  406  of  Regulation  S-K,  and  such  other  Company  officers  as  are designated  from  time  to  time  by  the  Audit  Committee,  shall  be  deemed  the  Senior  Officers  of  the

Company  Senior  Officers  shall  take  all  steps  necessary  and  suitable  to  ensure  that  all  disclosure  in reports  and  documents  filed  with  or  submitted  to  the  Securities  &  Exchange  Commission,  and  all

disclosure  in  other  public  communication  made  by  the  Company  is  full,  fair,  accurate,  timely  and understandable.

Senior Officers are also responsible for implementing and maintaining adequate internal control over financial  reporting  to  provide  reasonable  assurance  regarding  the  reliability  of  financial  reporting and  the  preparation  of  financial  statements  for  external  purposes  in  accordance  with  Generally

Accepted  Accounting  Principles.  Senior  Officers  shall  take  all  necessary  steps  to  ensure  compliance with  established  accounting  procedures,  the  Company's  system  of  internal  controls  and  Generally

Accepted  Accounting  Principles.  Senior  Officers  shall  make  sure  that  the  Company  maintains  and keeps  books,  records,  and  accounts,  which,  in  reasonable  detail,  accurately  and  fairly  reflect  the transactions and dispositions of the assets of  the Company. Senior Officers also shall assure that the

Company  devises  and  implements  a  system  of  internal  accounting  controls  sufficient  to  provide reasonable assurances that:

•

transactions are executed with management's general or specific authorization;

•

transactions  are  recorded  as  necessary  (a)  to  permit  preparation  of  financial  statements  in conformity  with  Generally  Accepted  Accounting  Principles  or  any  other  criteria  applicable  to  such statements, and (b) to maintain accountability for assets;

•

access  to  assets  is  permitted,  and  receipts  and  expenditures  are  made,  only  in  accordance with management's general or specific authorization; and

•

the  recorded  accountability  for  assets  is  compared  with  the  existing  assets  at  reasonable intervals and appropriate action is taken with respect to any differences, all to permit prevention or timely  detection  of  unauthorized  acquisition,  use or  disposition  of assets  that  could  have  a  material effect on the Company's financial statements.

Any  attempt  to  enter  inaccurate  or  fraudulent  information  into  the  Company's  accounting  system will  not  be  tolerated  and  will  result  in  disciplinary  action,  up  to  and  including  termination  of employment.

Exhibit 14

12. Publication of the Code of Business Conduct and Ethics; Amendments and Waivers

The most current version of this Code will be posted and maintained on the Company's web site and  filed  as  an  exhibit to the  Company's  next succeeding  Annual  or  Quarterly  Report  filed  with the Securities & Exchange Commission. The Report shall disclose that the Code is maintained on the  Company's  web  site  and  shall  disclose  that  substantive  amendments  and  waivers  also  will be posted on our web site.

Only  substantive  amendments  relating  to  the  specified  elements  of  this  Code  of  Business  Conduct and Ethics must be disclosed. Any waiver of the Code for executive officers or directors may be made only by the Board of Directors, and must be promptly disclosed to shareholders. Any amendment to the  Code  of  Business  Conduct  and  Ethics,  or  the  approval  of  any  waivers  by  the  Board  of  Directors,

will  be  disclosed  within  five  (5)  business  days  of  such  action  (a)  on  the  Company's  web  site  for  a period  of  not  less  than  twelve  (12)  months  and  (b)  in  a  Form  8-K  filed  with  the  Securities  and

Exchange  Commission.  Such  disclosure  shall  include  the  reasons  for  any  waiver.  The  Company  will retain the disclosure relating to any such amendment or waiver for not less than five (5) years.